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                                                                EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER

                                       OF

                              ROUGE STEEL COMPANY

                                      WITH


                             ROUGE MERGER SUB, INC.


     This Agreement and Plan of Merger (this "Agreement"), dated as of July 20, 1997, is entered into by and among Rouge Steel Company, a Delaware corporation ("Rouge Steel"), Rouge Merger Sub, Inc., a Delaware corporation ("Merger Sub") and Rouge Industries, Inc., a Delaware corporation ("Holdings").

     WHEREAS, Rouge Steel has an authorized capitalization consisting of (i) 80,000,000 shares of class A common stock, par value $.01 per share ("Rouge Steel Class A Common Stock"), of which 14,373,611 are issued and outstanding as of July 29, 1997, (ii) 8,690,400 shares of class B common stock, par value $.01 per share ("Rouge Class B Common Stock"), of which 7,562,400 are issued and outstanding as of July 29, 1997, and (iii) 8,000,000 shares of preferred stock, par value of $.01 per share, of which no shares are issued and outstanding;

     WHEREAS, Holdings has an authorized capitalization consisting of (i) 80,000,000 shares of class A common stock, par value $.01 per share ("Holdings Class A Common Stock"), of which one (1) share is issued and outstanding and is owned by Rouge Steel, (ii) 8,690,400 shares of class B common stock, par value $.01 per share ("Holdings Class B Common Stock") of which no shares are issued and outstanding and (iii) 8,000,000 shares of preferred stock, of which no shares are issued and outstanding;

     WHEREAS, Merger Sub has an authorized capitalization consisting of 1,000 shares of common stock, par value $.01 per share ("Merger Sub Common Stock"), all of which are issued and outstanding and are owned by Holdings;

     WHEREAS, Rouge Steel, Merger Sub and Holdings each desire to effect a merger of Rouge Steel with and into Merger Sub with Rouge Steel surviving such merger (the "Merger") pursuant to Section 251(g) of the Delaware General Corporation Law (the "DGCL").

     WHEREAS, the Board of Directors of each of Rouge Steel, Holdings and Merger Sub has heretofore approved the Merger in accordance with the DGCL and upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:


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                                   ARTICLE I

                                   THE MERGER


     Section 1.1 The Merger. At the Effective Time (as defined in Section 1.2) and upon the terms and conditions set forth in this Agreement, Rouge Steel shall be merged with Merger Sub in accordance with the DGCL, whereupon the separate corporate existence of Merger Sub shall cease and Rouge Steel shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of Merger Sub in accordance with the DGCL.

     Section 1.2 Effective Time. The Merger shall become effective at 11:59 p.m. on the date of the filing of a certified copy of this Agreement with the Secretary of State of the State of Delaware as required by the DGCL (the "Effective Time").

     Section 1.3 Effects of the Merger. The effects of the Merger shall be as provided in the applicable provisions of Section 259 of the DGCL.




                                   ARTICLE II

                 CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES


     Section 2.1 Effect on Capital Stock. (a) As of the Effective Time, by virtue of the Merger and without any action on the part of Rouge Steel, Merger Sub or Holdings or any holder of the capital stock of Rouge Steel, Merger Sub or Holdings, the following shall occur:

          (i) each issued and outstanding share of Rouge Steel Class A Common Stock shall be converted into the right to receive one share of Holdings Class A Common Stock;

          (ii) each issued and outstanding share of Rouge Steel Class B Common Stock shall be converted into the right to receive one share of Holdings Class B Common Stock;

          (iii) each issued and outstanding share of Merger Sub Common Stock shall be converted into the right to receive one share of the common stock, par value $.01 per share, of the Surviving Corporation; and

          (iv) each share of Holdings Class A Common Stock issued and outstanding prior to the Effective Time shall be canceled without any consideration being paid therefor.



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          (b)     As of the Effective Time, all shares of Rouge Steel Class A
Common Stock and Rouge Steel Class B Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall be automatically canceled and retired and shall cease to exist, and each holder of a certificate formerly representing shares of Rouge Steel Class A Common Stock or Rouge Steel Class B Common Stock, as the case may be (in either case, a "Rouge Steel Certificate"), shall, to the extent such Rouge Steel Certificate represents such shares, cease to have any rights with respect thereto, except the right to receive shares of Holdings Class A Common Stock or Holdings Class B Common Stock, as applicable.

     Section 2.2. Exchange Procedures. (a) As soon as practicable after the Effective Time, each holder of an outstanding Rouge Steel Certificate shall, upon surrender of such Rouge Steel Certificate to National City Bank, as exchange agent (the "Exchange Agent"), be entitled to receive a certificate or certificates representing the number of shares of Holdings Class A Common Stock or Holdings Class B Common Stock, as applicable (in either case, a "Holdings Certificate"), into which the shares of Rouge Steel Class A Common Stock or Rouge Steel Class B Common Stock previously represented by such Rouge Steel Certificate have been converted pursuant to this Agreement. The Exchange Agent shall accept such Rouge Steel Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

          (b) If any Holdings Certificate is to be issued to a person or entity other than the person or entity in whose name a surrendered Rouge Steel Certificate is registered, it shall be a condition of such issuance that (i) the Rouge Steel Certificate so surrendered shall be properly endorsed, with signature guaranteed or otherwise in proper form for transfer and (ii) the person or entity requesting such delivery shall have paid to Holdings or the Exchange Agent any transfer or other taxes required by reason of such delivery to a person or entity other than the registered holder of the Rouge Steel Certificate surrendered or shall have established to the satisfaction of Holdings or the Exchange Agent that such taxes either have been paid or are not payable.

          (c)     Until surrendered and exchanged in accordance with this
Section 2.2, each Rouge Steel Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender and exchange the shares of Holdings Class A Common Stock or Holdings Class B Common Stock as provided for in this Agreement, without any interest thereon.

     Section 2.3. Closing of Rouge Steel's Transfer Books. After the date on which the Effective Time occurs, there shall be no further transfer on the books of Rouge Steel or the Exchange Agent of any Rouge Steel Certificate and if any such Rouge Steel Certificate is presented to the Surviving Corporation or the Exchange Agent for transfer, such Rouge Steel Certificate shall be canceled and exchanged for a Holdings Certificate in accordance with this Agreement.

     Section 2.4. Stock Options. At the Effective Time, each outstanding employee stock option to purchase Rouge Steel Class A Common Stock granted under any employee stock option or compensation plan or arrangement of Rouge Steel shall be converted into an option to purchase


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one (1) share of Holdings Class A Common Stock in accordance with the provisions of such employee stock option or compensation plan or arrangement.




                                  ARTICLE III

                             SURVIVING CORPORATION

     Section 3.1. Certificate of Incorporation. At the Effective Time, the Amended and Restated Certificate of Incorporation of Rouge Steel, as in effect on the date thereof, shall be amended to read in its entirety as set forth in Exhibit A and, as so amended, shall be the certificate of incorporation of the Surviving Corporation after the Effective Time until thereafter changed or amended as provided therein or by the DGCL.

     Section 3.2. Bylaws. At the Effective Time, the Amended and Restated Bylaws of Rouge Steel, as in effect on the date thereof, shall be the bylaws of the Surviving Corporation after the Effective Time until thereafter changed or amended as provided therein or by the DGCL.

     Section 3.3. Directors. The directors of Rouge Steel immediately prior to the Effective Time shall be, from and after the Effective Time, the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

     Section 3.4. Officers. The officers of Rouge Steel immediately prior to the Effective Time shall be, from and after the Effective Time, the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.




                                   ARTICLE IV

                                 MISCELLANEOUS

     Section 4.1. Tax Free Reorganization. The Merger is intended to constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and this Agreement is intended to constitute a plan of reorganization.



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     Section 4.2. Assignment.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any of the parties hereto and any attempt to do shall be null and void.

     Section 4.3. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties hereto to confer third-party beneficiary rights upon any other person or entity.

     Section 4.4. Amendment. This agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     Section 4.5. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement.

     Section 4.6. Termination. At any time prior to the Effective Time, this Agreement may be terminated and abandoned by the parties. In the event of any termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or their respective officers or directors.

     Section 4.7. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

     Section 4.8. Severability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

     Section 4.9. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings among the parties hereto, whether written, oral or otherwise. There are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among the parties hereto concerning the subject matter hereof except as set forth herein.



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     Section 4.10. Applicable Law.  THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     Section 4.11. Headings. The headings in the Articles and Sections of this Agreement are inserted for convenience of reference only and shall not constitute a part thereof.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.



ATTEST:                                          ROUGE STEEL COMPANY



/s/ Michael A. Weiss                   By: /s/ William E. Hornberger
-----------------------                   -----------------------------------
Secretary                                    Name:  WILLIAM E. HORNBERGER
                                             Title:  V.P. EMPLOYEE RELATIONS
                                                     AND PUBLIC AFFAIRS




ATTEST:                                          ROUGE INDUSTRIES, INC.



/s/ Michael A. Weiss                   By: /s/ Gary P. Latendresse
------------------------                  ------------------------------
Secretary                                    Name: GARY P. LATENDRESSE
                                             Title:  VICE PRESIDENT & CFO





ATTEST:                                          ROUGE MERGER SUB, INC.



/s/ Michael A. Weiss                   By: /s/ Carl L. Valdiserri
------------------------                  -----------------------------
Secretary                                    Name:  CARL L. VALDISERRI
                                             Title:  PRESIDENT






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